SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, For Use of the Commission
      Only (as permitted by Rule 14a-6(e)(2))
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|X|   Soliciting Material Under Rule 14a-12


                               THE CIT GROUP, INC.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

   |X|  No fee required.
   |_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
   (1)  Title of each class of securities to which transaction applies:
                                       .
   (2)  Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   (4)  Proposed maximum aggregate value of transaction:

   (5)  Total fee paid:

   |_|  Fee paid previously with preliminary materials:

   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1)  Amount previously paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (3)  Filing Party:

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   (4)  Dated Filed:

                       INFORMATION CONCERNING PARTICIPANTS

      The CIT Group, Inc. (the "Company") and certain other persons named below may be deemed to be participants in the solicitation of proxies of the Company's stockholders to approve the proposed merger transaction between the Company and Tyco International Ltd. ("Tyco"), a Bermuda company. The participants in this solicitation may include the directors of the Company. As of February 15, 2001, none of the directors of the Company individually beneficially owned in excess of 1% of the Company's outstanding common stock. Additional information about the directors of the Company is included in the Company's proxy statement for its 2000 Annual Meeting of Stockholders dated March 30, 2000. Information is also included in the proxy statement/prospectus contained in the registration statement on Form S-4 (333-57850) filed by the Company and Tyco in connection with the proposed merger. Investors can obtain these documents free of charge at the SEC's web site (www.sec.gov) or by contacting the Investor Relations Department, The CIT Group, Inc., 650 CIT Drive, Livingston, New Jersey 07039, telephone: (888) 857-9598.


INVESTORS SHOULD READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS BECAUSE IT CONTAINS IMPORTANT INFORMATION RELATING TO THE PROPOSED TRANSACTION.


The following is a press release issued by the Company on April 18, 2001:


                    CIT PLANS SPECIAL MEETING OF SHAREHOLDERS


LIVINGSTON, NJ, April 18, 2001-- The CIT Group, Inc. (NYSE:CIT; TSE:CIT.U, CGX.U), a leading, global source of financing and leasing capital, announced today that it had scheduled a special meeting of shareholders for 11:00 a.m. on Wednesday, May 23, 2001 at CIT's offices in Livingston. The record date for the determination of shareholders entitled to vote at the meeting is April 18, 2001. The purpose of the meeting will be to vote on the acquisition of CIT by Tyco International Ltd. (NYSE-TYC, BSX-TYC, LSE-TYI), a diversified manufacturing and service company.

Tyco filed a registration statement with respect to the acquisition with the Securities and Exchange Commission, which has declared the registration statement effective. CIT expects to mail to shareholders the definitive proxy statement/prospectus that forms a part of the registration statement shortly. At the time of this mailing, Tyco and CIT will file the definitive proxy statement/prospectus with the Securities and Exchange Commission. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when available) and other documents filed by Tyco and CIT at the Commission's web site at www.sec.gov. The proxy statement/prospectus and other documents may also be obtained without charge from Tyco or from CIT by directing a request to Tyco International Ltd., The Zurich Centre, Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, tel: 441-292-8674; or to The CIT Group, Inc., 650 CIT Drive, Livingston, NJ 07039. tel: 973-535-5911.

INVESTORS SHOULD READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION RELATING TO THE PROPOSED TRANSACTION.

CIT and certain other persons referred to below may be deemed to be participants in the solicitation of proxies of CIT's shareholders to approve the proposed acquisition of CIT by Tyco.

The participants in this solicitation may include the directors of CIT. As of February 15, 2001, none of the directors of CIT individually beneficially owned in excess of 1% of CIT's outstanding common stock. A detailed list of the names and certain interests of CIT's directors and executive officers is included in CIT's Proxy Statement for its 1999 Annual Meeting of Shareholders, which may be obtained without charge from the Commission's web site at www.sec.gov. Information concerning certain interests of CIT's directors and executive officers will also be included in the proxy statement/prospectus which CIT and Tyco will file in connection with the proposed acquisition.


About CIT

CIT is a leading, global source of financing and leasing capital and an advisor for companies in more than 30 industries. Managing more than $50 billion in assets across a diversified portfolio, CIT is the trusted financial engine empowering many of today's industry leaders and emerging businesses, offering vendor, equipment, commercial, factoring, consumer and structured financing capabilities. Founded in 1908, CIT operates extensively in the United States and Canada with strategic locations in Europe, Latin and South America, and the Pacific Rim. For more information on CIT, visit the web site at www.cit.com.


                                       ###


Investor Relations
Yvette K. Rudich
CIT
Yvette.Rudich@cit.com
(973) 597-2095


or


Media Relations
Sammie Becker
Stanton Crenshaw Communications
Sbecker/jlobello@stanton-crenshaw.com
(212) 780-1900